Eton Pharmaceuticals Reports Third Quarter Results and Business Update

Licensed High-Value Injectable Product Candidate

Successfully Completed Initial Public Offering

DEER PARK, ILL - December 20 ,2018 – Eton Pharmaceuticals, Inc (NASDAQ: ETON), a specialty pharmaceutical company focused on developing and commercializing innovative drug products, reported financial results for the third quarter ended September 30, 2018 and provided a business update.

“We are pleased to have successfully completed our IPO and raised $22.6 million in net proceeds, which will allow us to advance the development of our existing pipeline, build out our research and development laboratory, and continue growing our business through disciplined business development transactions,” said Sean Brynjelsen, Chief Executive Officer of Eton Pharmaceuticals. “In the weeks since the IPO, we have executed an additional licensing agreement for a potentially high-value branded injectable product. The product is currently approved and marketed in Europe, and we have partnered with the European owner to bring the product to the US market. We expect to file the product with the FDA in 2020.”

Business Updates:

●	Licensed European branded injectable product candidate ET-201. ET-201 is an injectable product candidate that is currently approved and widely used in Europe. Eton entered into a licensing agreement with the owner of the European product. Under the terms of the licensing agreement, Eton will be responsible for filing and marketing the product in the US market and profits from commercial sales therein will be shared between both parties. Eton’s licensing partner has already held a successful Pre-IND meeting with the FDA and established a regulatory pathway. Eton is in the process of transferring the product to a US FDA-approved manufacturing site and expects to file the NDA in 2020.

●	Completed initial public offering: In November, Eton closed its initial public offering of 4.14 million shares of common stock at a public offering price of $6.00 per share, including the exercise in full by the underwriter of its overallotment option. Net proceeds to Eton were approximately $22.6 million after deducting underwriting discounts, commissions and other offering expenses.

●	Established research and development laboratory: Eton hired a team of experienced scientists and initiated the installation of equipment in its new research and development laboratory in Lake Zurich, Illinois. The Company expects the laboratory to be operational in the first quarter of 2019, and will support product development, analytical testing, and the advancement of intellectual property.

Third Quarter Financial Results

Cash Position: As of September 30, 2018, Eton reported cash and cash equivalents of $6.6 million. Subsequent to the quarter, in November 2018, Eton received approximately $22.6 million of net proceeds from its initial public offering.

Research and Development (R&D) expenses: R&D expenses for the third quarter of 2018 were $1.5 million compared to $1.6 million for the same period in 2017.

General & Administrative (G&A) expenses: G&A expenses for the third quarter of 2018 were $0.8 million compared to $1.2 million for the same period of 2017. The reduction was largely due to a reduction in non-cash stock-based compensation expense.

Net Loss: Eton reported a net loss for the third quarter of 2018 of $2.9 million compared to a net loss of $2.8 million for the same period of 2017.

About Eton Pharmaceuticals, Inc

Eton Pharmaceuticals, Inc., is a specialty pharmaceutical company focused on developing and commercializing innovative products utilizing the FDA’s 505(b)(2) regulatory pathway. Eton is primarily focused on liquid dosage forms, including injectables, oral liquids, and ophthalmics. Eton has a diversified pipeline of high-value product candidates in various stages of development, including two products currently filed with the FDA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Eton Pharmaceuticals, Inc.

Condensed Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,	Period from April 27, 2017 (Inception) to September 30,
	2018	2017	2018	2017
Operating expenses:
Research and development	$1,544	$1,564	$4,525	$3,067
General and administrative	830	1,206	3,510	1,887
Total operating expenses	2,374	2,770	8,035	4,954

Loss from operations	(2,374)	(2,770)	(8,035)	(4,954)
Other income (expense):
Interest and other income, net	25	9	82	9
Change in fair value of warrant liability	(561)	(41)	(1,057)	(41)

Loss before income tax expense	(2,910)	(2,802)	(9,010)	(4,986)

Income tax expense	—	—	—	—

Net loss	(2,910)	(2,802)	(9,010)	(4,986)
Accrued dividends on redeemable convertible preferred stock	(300)	(303)	(900)	(343)
Deemed dividends for accretion of redeemable convertible preferred stock issuance costs	(429)	(388)	(1,257)	(439)

Net loss attributable to common stockholders	$(3,639)	$(3,493)	$(11,167)	$(5,768)
Net loss per share attributable to common stockholders, basic and diluted	$(0.65)	$(1.00)	$(2.40)	$(1.69)
Weighted-average number of common shares outstanding, basic and diluted	5,615	3,500	4,658	3,411

Eton Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,603	$13,156
Prepaid expenses	200	136
Total current assets	6,803	13,292

Property and equipment, net	268	119
Other long-term assets, net	454	32
Total assets	$7,525	$13,443

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$793	$539
Accrued liabilities	404	254
Total current liabilities	1,197	793

Warrant liability	1,577	520

Total liabilities	2,774	1,313

Commitments and contingencies (Note 11)

Redeemable convertible preferred stock – Series A
$0.001 par value, 10,000,000 shares authorized as of December 31, 2017 and September 30, 2018; 6,685,082 shares issued and outstanding as of December 31, 2017 and September 30, 2018; aggregate liquidation preference of $20,698 and $21,598 as of December 31, 2017 and September 30, 2018, respectively	21,161	19,004

Stockholders’ deficit
Common stock, $0.001 par value; 50,000,000 shares authorized as of December 31, 2017 and September 30, 2018, respectively; 6,000,000 and 6,218,980 shares issued and outstanding at December 31, 2017 and September 30, 2018, respectively	6	6
Additional paid-in capital	3,390	1,759
Accumulated deficit	(19,806)	(8,639)
Total stockholders’ deficit	(16,410)	(6,874)

Total liabilities, redeemable convertible preferred stock and Stockholders’ deficit	$7,525	$13,443

Eton Pharmaceuticals, Inc.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30, 2018	Period from April 27, 2017 (Inception) to September 30, 2017
Cash flows from operating activities
Net loss	$(9,010)	$(4,986)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,631	1,105
Depreciation and amortization	40	3
Change in fair value of warrant liability	1,057	41
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(493)	(153)
Accounts payable	254	227
Accrued liabilities	150	113
Net cash used in operating activities	(6,371)	(3,650)

Cash used in investing activities
Purchases of property and equipment	(182)	(125)

Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	18,000
Proceeds from sale of common stock	—	4
Net cash provided by financing activities	—	18,004

Change in cash and cash equivalents	(6,553)	14,229
Cash and cash equivalents at beginning of period	13,156	—
Cash and cash equivalents at end of period	$6,603	$14,229

Supplemental disclosures of cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Supplemental disclosures of non-cash investing and financing activities:
Accrued dividends on redeemable convertible preferred stock	$900	$343
Deemed dividends for accretion of redeemable convertible preferred stock issuance costs	$1,257	$439
Common stock warrant liability issued with redeemable convertible preferred stock financing	$—	$479

Company Contact:

David Krempa

dkrempa@etonpharma.com

847-805-1077